Exhibit 99.1

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   OCWEN
                                                  Ocwen Financial Corporation(R)
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FOR IMMEDIATE RELEASE                          FOR FURTHER INFORMATION CONTACT:
                                               William C. Erbey
                                               T: (561) 682-8520
                                               E: William.Erbey@Ocwen.com


                     OCWEN NAMES NEW CHIEF FINANCIAL OFFICER


WEST PALM BEACH, Fla. (March 21, 2006) -- Ocwen Financial Corporation (NYSE:OCN) today announced that David J. Gunter has been hired as Chief Financial Officer of the company. Mr. Gunter brings with him over 20 years of finance and accounting management experience. Most recently he held the position of Senior Vice President, Corporate Finance at Equifax Inc. where he was a Section 16(b) officer, responsible for managing SEC reporting, Sarbanes Oxley Section 404 implementation, planning analysis, real estate and procurement. Mr. Gunter held the position of Chief Financial Officer for Cingular Wireless East Region from 2001 to 2002, after serving in the role of Chief Financial Officer and various other executive positions for BellSouth Corporate Technology from 1994 to 2001. He received his BSBA in Accounting from Concord College and his MPA from West Virginia University.

Ocwen Financial Corporation ("Ocwen") is a leading provider of servicing and origination processing solutions to the loan industry with headquarters in West Palm Beach, Florida, offices in Orlando, Florida and Chicago, Illinois and global operations in Canada, Germany, India and Taiwan. We make our clients' loans worth more by leveraging our superior processes, innovative technology and high-quality, cost-effective global human resources. Additional information is available at www.ocwen.com.